UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017
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NII HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed by NII Holdings, Inc. (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2017, the Company obtained from the China Development Bank waivers (the “Waivers”) of certain covenants described in Sections 5.25 (Incremental Indebtedness and Subordinated Restricted Intercompany Indebtedness) and 5.1(l) (Financial Statements and Other Information) of loan agreements between the Company’s Brazilian operating company, Nextel Telecomunicações Ltda., and the China Development Bank on August 14, 2017. Also as previously disclosed, the effectiveness of the Waivers was subject to the China Development Bank’s receipt of an executed letter from the China Export and Credit Insurance Corporation (“Sinosure”) confirming that Sinosure agrees to the granting of the Waivers.

On September 12, 2017, the China Development Bank received the aforementioned letter from Sinosure confirming its agreement with the granting of the Waivers. In connection with the foregoing and being that all other conditions to the Waivers becoming effective have been met by the Company, the Waivers became effective on September 12, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

Date: September 14, 2017	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary